Exhibit (99)











                  OWENS-CORNING FIBERGLAS CORPORATION

                           AND SUBSIDIARIES


                   CONSOLIDATED FINANCIAL STATEMENTS

                   AS OF DECEMBER 31, 1994 AND 1993

                    TOGETHER WITH AUDITORS' REPORT







           REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
  Owens-Corning Fiberglas Corporation:

We have audited the accompanying consolidated balance sheet of OWENS-CORNING FIBERGLAS CORPORATION (a Delaware corporation) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Owens-Corning Fiberglas Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Notes 6, 7, and 9 to the consolidated financial statements, effective January 1, 1994, the Company changed its methods of accounting for furnace rebuilds, postretirement benefits other than pensions for its non-U.S. plans, and postemployment benefits, and effective January 1, 1993, the Company changed its method of accounting for income taxes.



January 21, 1995
Toledo, Ohio
                               -1-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES




Principles of Consolidation

The consolidated financial statements include the accounts of subsidiaries. Significant intercompany accounts and transactions are eliminated.


Net Income per Share

Primary net income per share is computed using the weighted average number of common shares outstanding and common equivalent shares during the period. Fully diluted net income per share reflects the dilutive effect of increased shares that would result from the conversion of debt and equity securities which are not treated as common stock equivalents. Unless otherwise indicated, all per share information included in the notes to the Company's consolidated financial statements is presented on a fully diluted basis.


Inventory Valuation

Inventories are stated at cost, which is less than market value, and include material, labor, and manufacturing overhead. U.S. inventories are primarily valued using the last-in, first-out (LIFO) method and the balance of inventories are generally valued using the first-in, first-out (FIFO) method.


Intangible Assets

Intangible assets consist primarily of goodwill, patents, and covenants not to compete and are carried at cost less accumulated amortization. Goodwill is amortized on a straight-line basis over a period of forty years. Other intangible assets are amortized over their estimated useful lives or actual contractual lives. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful lives of intangible assets may warrant revision or that the remaining balance of these intangible assets may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related business segment's undiscounted net income over the remaining life of the intangible asset in measuring whether the intangible asset is recoverable.

Investments in Affiliates

Investments in affiliates are accounted for using the equity method, under which the Company's share of earnings of these affiliates is reflected in income as earned and dividends are credited against the investment in affiliates when received.

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                           (Continued)



Depreciation

For assets placed in service prior to January 1, 1992, the Company's plant and equipment is depreciated primarily using the double-declining balance method for the first half of an asset's estimated useful life and the straight-line method is used thereafter. For assets placed in service after December 31, 1991, the Company's plant and equipment is depreciated using the straight-line method.


Rebuilding of Glass Melting Furnaces

The Company's glass melting furnaces periodically require substantial rebuilding. As discussed in Note 6 to the consolidated financial statements, effective January 1, 1994, the Company adopted the capital method of accounting for the cost of rebuilding glass melting furnaces. Under this method, costs are capitalized when incurred and depreciated over the estimated useful lives of the rebuilt furnaces.


Derivative Financial Instruments

Gains and losses on hedges of existing assets or liabilities are included in the carrying amount of those assets or liabilities and are ultimately recognized in income as part of those carrying amounts. Gains and losses on hedges of net investments in foreign subsidiaries are included in stockholders' equity. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions also are deferred and are recognized in income or as adjustments of carrying amounts when the hedged transaction occurs. Gains and losses on forward currency exchange contracts that do not qualify as hedges are recognized as other income or expense.


Reclassifications

Certain reclassifications have been made to 1993 and 1992 to conform with the classifications used in 1994.

                               -3-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF INCOME

      FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                   1994        1993         1992
                                   (In millions of dollars,
                                      except share data)
NET SALES                        $  3,351    $  2,944     $  2,878

COST OF SALES                       2,536       2,266        2,234
                                 --------    --------     --------
  Gross margin                        815         678          644
                                 --------    --------     --------
OPERATING EXPENSES
  Marketing and administrative expenses386        324          334
  Science and technology expenses
    (Note 11)                          71          69           65
  Restructure costs (Note 5)           89          23           16
  Other (Note 5)                       43          26           16
                                 --------    --------     --------
       Total operating expenses       589         442          431
                                 --------    --------     --------
INCOME FROM OPERATIONS                226         236          213

Cost of borrowed funds (Notes 2 and 3) 94          89          110
                                 --------    --------     --------
INCOME BEFORE PROVISION FOR
  INCOME TAXES                        132         147          103

Provision for income taxes (Note 9)    58          47           33
                                 --------    --------     --------
INCOME BEFORE EQUITY IN NET
  INCOME OF AFFILIATES                 74         100           70

Equity in net income of affiliates
  (Note 13)                             -           5            2
                                 --------    --------     --------
INCOME BEFORE EXTRAORDINARY ITEMS
  AND CUMULATIVE EFFECT OF ACCOUNTING
  CHANGES                              74         105           72

Extraordinary items (Notes 2 and 9)     -           -            1

Cumulative effect of accounting changes
  (Notes 6, 7, and 9)                  85          26            -
                                 --------    --------     --------
NET INCOME                       $    159    $    131     $     73
                                 ========    ========     ========
The accompanying summary of significant accounting policies and notes are an integral part of this statement.
/TABLE

                               -4-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF INCOME

      FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                           (Continued)

                                   1994        1993         1992
NET INCOME PER COMMON SHARE        (In millions of dollars,
                                      except share data)
Primary:

  Income before extraordinary
    items and cumulative effect of
    accounting changes            $  1.70     $  2.40      $  1.68

  Extraordinary items                   -           -          .02

  Cumulative effect of accounting changes1.91     .60            -
                                  -------     -------      -------
  Net income per share            $  3.61     $  3.00      $  1.70
                                  =======     =======      =======
Assuming full dilution:

  Income before extraordinary
    items and cumulative effect of
    accounting changes            $  1.66     $  2.28      $  1.65

  Extraordinary items                   -           -          .02

  Cumulative effect of accounting changes1.69     .53            -
                                  -------     -------      -------
  Net income per share            $  3.35     $  2.81      $  1.67
                                  =======     =======      =======

  Weighted average number of common shares outstanding and common equivalent shares during the period (in millions)

      Primary:                       44.2        43.6         43.0

      Assuming full dilution:        50.0        49.4         48.8








The accompanying summary of significant accounting policies and notes are an integral part of this statement.
/TABLE

                               -5-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

     CONSOLIDATED BALANCE SHEET - DECEMBER 31, 1994 AND 1993


ASSETS                                 1994             1993
                                    (In millions of dollars)
CURRENT

Cash and cash equivalents            $     59         $      3
Receivables, less allowances of
  $16 million in 1994 and 1993 (Note 20)  329              324
Inventories (Note 12)                     223              221
Deferred income taxes (Note 9)            156              136
Insurance for asbestos litigation claims
  - current portion (Note 21)             125              125
Other current assets                       38               18
                                     --------         --------
     Total current                        930              827
                                     --------         --------

OTHER

Goodwill, less accumulated amortization
  of $14 million in 1994 and $12 million
  in 1993 (Note 4)                        151               77
Investments in affiliates (Note 13)        74               63
Deferred income taxes (Note 9)            308              428
Insurance for asbestos litigation claims
  (Note 21)                               556              643
Other noncurrent assets                   122               81
                                     --------         --------
     Total other                        1,211            1,292
                                     --------         --------

PLANT AND EQUIPMENT, at cost

Land                                       51               44
Buildings and leasehold improvements      553              559
Machinery and equipment (Note 6)        2,172            1,978
Construction in progress                  125               88
                                     --------         --------
                                        2,901            2,669
Less:  Accumulated depreciation (Note 6)(1,768)         (1,775)
                                     --------         --------
     Net plant and equipment            1,133              894
                                     --------         --------
TOTAL ASSETS                         $  3,274         $  3,013
                                     ========         ========

The accompanying summary of significant accounting policies and notes are an integral part of this statement.
/TABLE

                               -6-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

     CONSOLIDATED BALANCE SHEET - DECEMBER 31, 1994 AND 1993
                           (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY   1994             1993
                                    (In millions of dollars)
CURRENT

Accounts payable and accrued
  liabilities (Note 14)              $    598         $    495
Reserve for asbestos litigation claims -
  current portion (Note 21)               300              275
Short-term debt (Note 3)                  155               77
Long-term debt - current portion (Note 2)  20               29
                                     --------         --------
     Total current                      1,073              876
                                     --------         --------
LONG-TERM DEBT (Note 2)                 1,037              898
                                     --------         --------
OTHER

Reserve for asbestos litigation claims
  (Note 21)                             1,145            1,385
Other employee benefits liability
  (Note 7)                                390              346
Reserve for rebuilding furnaces (Note 6)    -              124
Pension plan liability (Note 8)            77               78
Other                                     232              175
                                     --------         --------
     Total other                        1,844            2,108
                                     --------         --------

COMMITMENTS AND CONTINGENCIES
  (Notes 16, 19, and 21)

STOCKHOLDERS' EQUITY

Preferred stock, no par value; authorized
  8 million shares, none outstanding (Note 18)
Common stock, par value $.10 per share;
  authorized 100 million shares; issued
  1994--44.2 million and 1993--43.2 million
  shares (Notes 4 and 17)                 348              315
Deficit                                (1,012)          (1,171)

Foreign currency translation adjustments   (1)               5
Other (Note 8)                            (15)             (18)
                                     --------         --------
     Total stockholders' equity          (680)            (869)
                                     --------         --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY$  3,274    $  3,013
                                     ========         ========
The accompanying summary of significant accounting policies and notes are an integral part of this statement.
/TABLE

                               -7-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

      FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                   1994        1993         1992
                                   (In millions of dollars)
COMMON STOCK

Balance beginning of year        $    315    $    299     $    285
Issuance of stock, including awards
  under stock compensation plans
  (Notes 4 and 17)                     33          16           14
                                 --------    --------     --------
Balance end of year                   348         315          299
                                 --------    --------     --------

DEFICIT

Balance beginning of year          (1,171)     (1,302)      (1,375)
Net income                            159         131           73
                                 --------    --------     --------
Balance end of year                (1,012)     (1,171)      (1,302)
                                 --------    --------     --------

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS

Balance beginning of year               5           4           24
Translation adjustments                (6)          1          (20)
                                 --------    --------     --------
Balance end of year                    (1)          5            4
                                 --------    --------     --------

OTHER

Balance beginning of year             (18)         (9)         (10)
Net increase (decrease)                 3          (9)           1
                                 --------    --------     --------
Balance end of year                   (15)        (18)          (9)
                                 --------    --------     --------
STOCKHOLDERS' EQUITY             $   (680)   $   (869)    $ (1,008)
                                 ========    ========     ========








The accompanying summary of significant accounting policies and notes are an integral part of this statement.
/TABLE

                               -8-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

              CONSOLIDATED STATEMENT OF CASH FLOWS

      FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                   1994        1993         1992
                                   (In millions of dollars)

NET CASH FLOW FROM OPERATIONS

  Net income                     $    159    $    131     $     73

  Reconciliation of net cash provided
    by operating activities:

    Noncash items:
      Cumulative effect of accounting
       changes (Notes 6, 7, and 9)    (85)        (26)           -
      Provision for depreciation,
       amortization, and rebuilding
       furnaces (Notes 6 and 10)      118         121          150
      Provision (credit) for deferred
       income taxes (Note 9)           59          10          (21)
      Other                             9          10            5

  (Increase) decrease in receivables
    (Note 20)                          21         (22)          (9)
  (Increase) decrease in inventories   17           4          (17)
  Increase (decrease) in accounts
    payable and accrued liabilities    53         114           (9)
  Increase (decrease) in accrued
    income taxes                       (8)        (21)          (2)
  Other                                18          (9)          14
                                 --------    --------     --------
        Net cash flow from operations 361         312          184
                                 --------    --------     --------


NET CASH FLOW FROM INVESTING

  Additions to plant and equipment
    (Note 6)                         (258)       (178)        (144)
  Investment in subsidiaries, net
    of cash acquired (Note 4)        (120)          -            -
  Other                                23           -           10
                                 --------    --------     --------
        Net cash flow from investing (355)       (178)        (134)
                                 --------    --------     --------


The accompanying summary of significant accounting policies and notes are an integral part of this statement.
/TABLE

                               -9-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

              CONSOLIDATED STATEMENT OF CASH FLOWS

      FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                           (Continued)

                                   1994        1993         1992
                                   (In millions of dollars)

NET CASH FLOW FROM FINANCING
  (Notes 2 and 3)

  Net additions (reductions) to
    long-term credit facilities  $     10    $    (90)    $   (123)
  Other additions to long-term debt   145           -          337
  Other reductions to long-term debt  (51)        (21)        (330)
  Net increase in short-term debt      69          26           50
  Other                                 5          11            7
                                 --------    --------     --------
        Net cash flow from financing  178         (74)         (59)
                                 --------    --------     --------


NET CASH FLOW FROM ASBESTOS-RELATED
  ACTIVITIES (Note 21)

  Proceeds from insurance for asbestos
    litigation claims                  87         224          413
  Payments for asbestos litigation claims(215)   (283)        (405)
                                 --------    --------     --------
        Net cash flow from asbestos-
        related activities           (128)        (59)           8
                                 --------    --------     --------

Net increase (decrease) in cash and
  cash equivalents                     56           1           (1)

Cash and cash equivalents at beginning
  of year                               3           2            3
                                 --------    --------     --------
Cash and cash equivalents at end
  of year (Note 15)              $     59    $      3     $      2
                                 ========    ========     ========






The accompanying summary of significant accounting policies and notes are an integral part of this statement.
/TABLE

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  Segment Data

The Company operates in two industry segments, Building Products and Industrial Materials, and reports its results in two ways: by industry segment and by geographic segment. See Note 4 for detail of 1994 acquisitions and divestitures of businesses.

The industry segments are defined as follows:

    Building Products

    Production and sale of glass wool fibers formed into thermal and acoustical insulation and air ducts; extruded polystyrene insulation; roofing shingles and asphalt materials; underground storage tanks; windows; and patio doors.

    Industrial Materials

    Production and sale of glass fiber yarns; rovings, mats and veils; strand and reinforcement products; fiber reinforced plastic pipe; and polyester and vinyl ester resins.

The geographic segment reporting combines the two industry segments within the major regions: United States, Europe, and Canada and other.

Intersegment sales are generally recorded at market or equivalent value.  Income
(loss) from operations by industry and geographic segment consists of net sales less related costs and expenses. In computing income (loss) from operations by segment, cost of borrowed funds and other general corporate income and expenses have been excluded. Certain corporate operating expenses directly traceable to industry and geographic segments have been allocated to those segments.

During the first quarter of 1994, the Company recorded a $117 million pretax charge for productivity initiatives and other actions. The impact of this charge was to reduce income from operations for Building Products and Industrial Materials by $70 million and $22 million, respectively, and to increase general corporate expense by $25 million. Geographically, income from operations in the United States, Canada and other, and Europe was reduced by $56 million, $23 million, and $13 million, respectively. During the first quarter of 1993, the Company recorded a $23 million charge to reorganize its European operations, the full impact of which was reflected as a reduction to income from operations for the Industrial Materials segment. In addition, the 1993 change in estimate of fixed asset lives reduced 1993 depreciation expense for Building Products, Industrial Materials, and general corporate expense by $9 million, $4 million, and $1 million, respectively. During the fourth quarter of 1992, the Company recorded a $16 million charge to reorganize its Building Products segment and to centralize its accounting and information systems. The impact of this charge was to reduce income from operations for Building Products by $9 million and to increase general corporate expense by $7 million. Geographically, income from operations in the United States and Canada and other was reduced by $8 million and $1 million, respectively (Notes 5 and 10).

                              -11-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

1.  Segment Data (Continued)

Identifiable assets by industry and geographic segment are those assets that are used in the Company's operations in each industry and geographic segment and do not include general corporate assets. General corporate assets consist primarily of cash and cash equivalents, deferred taxes, asbestos insurance, and corporate property and equipment.

                                1994        1993         1992
                                (In millions of dollars)
NET SALES

Industry Segments

  Building Products
    United States             $  1,952    $  1,699     $  1,636
    Europe                         182          97           91
    Canada and other               139         150          172
                              --------    --------     --------
       Total Building Products   2,273       1,946        1,899
                              --------    --------     --------
  Industrial Materials
    United States                  595         528          479
    Europe                         355         346          373
    Canada and other               128         124          127
                              --------    --------     --------
       Total Industrial Materials1,078         998          979
                              --------    --------     --------
Intersegment sales
  Building Products                  -           -            -
  Industrial Materials              99          85           88
  Eliminations                     (99)        (85)         (88)
                              --------    --------     --------
       Net sales                 3,351       2,944        2,878
                              ========    ========     ========
Geographic Segments

  United States                  2,547       2,227        2,115
  Europe                           537         443          464
  Canada and other                 267         274          299
                              --------    --------     --------
                                 3,351       2,944        2,878
                              --------    --------     --------
Intersegment sales
  United States                     43          42           42
  Europe                            22          15            7
  Canada and other                  91          66           42
  Eliminations                    (156)       (123)         (91)
                              --------    --------     --------
       Net sales              $  3,351    $  2,944     $  2,878
                              ========    ========     ========
/TABLE

                              -12-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

1.  Segment Data (Continued)



                                1994        1993         1992
                                (In millions of dollars)
INCOME (LOSS) FROM OPERATIONS

Industry Segments

  Building Products
    United States             $    145    $    153     $     94
    Europe                          26          16           10
    Canada and other                18           6            5
                              --------    --------     --------
       Total Building Products     189         175          109
                              --------    --------     --------

  Industrial Materials
    United States                  108         101           99
    Europe                          (8)        (15)          26
    Canada and other                 9          12           13
                              --------    --------     --------
       Total Industrial Materials  109          98          138
                              --------    --------     --------

  General corporate expense        (72)        (37)         (34)
                              --------    --------     --------
       Income from operations      226         236          213

  Cost of borrowed funds           (94)        (89)        (110)
                              --------    --------     --------
       Income before provision
         for income taxes          132         147          103
                              ========    ========     ========
Geographic Segments

  United States                    253         254          193
  Europe                            18           1           36
  Canada and other                  27          18           18
  General corporate expense        (72)        (37)         (34)
                              --------    --------     --------
       Income from operations      226         236          213

  Cost of borrowed funds           (94)        (89)        (110)
                              --------    --------     --------
       Income before provision
         for income taxes     $    132    $    147     $    103
                              ========    ========     ========
/TABLE

                              -13-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

1.  Segment Data (Continued)

                                1994        1993         1992
                                (In millions of dollars)
IDENTIFIABLE ASSETS AT DECEMBER 31

Industry Segments

  Building Products
    United States             $    718    $    596     $    580
    Europe                         162          46           35
    Canada and other               136         155          151
                              --------    --------     --------
       Total Building Products   1,016         797          766
                              --------    --------     --------

  Industrial Materials
    United States                  326         302          295
    Europe                         335         256          259
    Canada and other               160         157          157
                              --------    --------     --------
       Total Industrial Materials  821         715          711
                              --------    --------     --------

  General corporate              1,363       1,438        1,636
                              --------    --------     --------
                                 3,200       2,950        3,113
  Investments in affiliates
    accounted for under the
    equity method                   74          63           49
                              --------    --------     --------
       Total assets              3,274       3,013        3,162
                              ========    ========     ========

Geographic Segments

  United States                  1,044         898          875
  Europe                           497         302          294
  Canada and other                 296         312          308
  General corporate              1,363       1,438        1,636
                              --------    --------     --------
                                 3,200       2,950        3,113
  Investments in affiliates
    accounted for under the
    equity method                   74          63           49
                              --------    --------     --------
       Total assets           $  3,274    $  3,013     $  3,162
                              ========    ========     ========
/TABLE

                              -14-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

1.  Segment Data (Continued)



                                1994        1993         1992
                                (In millions of dollars)
PROVISION FOR DEPRECIATION,
  AMORTIZATION, AND REBUILDING
  FURNACES

Industry Segments

  Building Products
    United States             $     48    $     47     $     68
    Europe                           6           2            3
    Canada and other                 8          11           10
                              --------    --------     --------
       Total Building Products      62          60           81
                              --------    --------     --------

  Industrial Materials
    United States                   22          24           32
    Europe                          17          16           21
    Canada and other                 8          10           10
                              --------    --------     --------
       Total Industrial Materials   47          50           63
                              --------    --------     --------

  General corporate                  9          11            6
                              --------    --------     --------
       Total provision for
         depreciation, amortization,
         and rebuilding furnaces       118     121          150
                              ========    ========     ========

Geographic Segments

  United States                     70          71          100
  Europe                            23          18           24
  Canada and other                  16          21           20
  General corporate                  9          11            6
                              --------    --------     --------
       Total provision for
         depreciation, amortization,
         and rebuilding furnaces$    118  $    121     $    150
                              ========    ========     ========
/TABLE

                              -15-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

1.  Segment Data (Continued)



                                1994        1993         1992
                                (In millions of dollars)
ADDITIONS TO PLANT AND EQUIPMENT

Industry Segments

  Building Products
    United States             $     85    $     82     $     76
    Europe                          41           2            4
    Canada and other                 7           5            6
                              --------    --------     --------
       Total Building Products     133          89           86
                              --------    --------     --------

  Industrial Materials
    United States                   41          31           30
    Europe                          35          32           18
    Canada and other                26           7            5
                              --------    --------     --------
       Total Industrial Materials  102          70           53
                              --------    --------     --------

  General corporate                 23          19            5
                              --------    --------     --------
       Total additions             258         178          144
                              ========    ========     ========

Geographic Segments

  United States                    126         113          106
  Europe                            76          34           22
  Canada and other                  33          12           11
  General corporate                 23          19            5
                              --------    --------     --------
       Total additions        $    258    $    178     $    144
                              ========    ========     ========
/TABLE

                              -16-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

2.  Long-Term Debt
                                       1994        1993
                                  (In millions of dollars)
     Unsecured credit facility due in
       1997, variable                $     35    $     30
     Unsecured credit facility due in
       1997, variable, payable in
       Canadian dollars                     4           -
     Convertible junior subordinated
       debentures due in 2005, 8%,
       convertible at $29.75 per share    173         173
     Guaranteed debentures due in 2001, 10%150        150
     Debentures due in 2002, 8.875%       150         150
     Debentures due in 2012, 9.375%       149         149
     Guaranteed bonds due in 2019, 9.814%
       (Note 19)                          140           -
     Guaranteed debentures due in 1998, 9.8%100       100
     Bonds due in 2000, 7.25%, payable
       in Deutsche marks (Note 19)         50          50
     Notes due through 1997, 6.375% to
       8.50%, payable in foreign
       currencies                          38          77
     Other long-term debt due through 2012,
       at rates from 5.375% to 12.47%      68          48
                                     --------    --------
                                        1,057         927
       Less:  Current portion             (20)        (29)
                                     --------    --------
              Total long-term debt   $  1,037    $    898
                                     ========    ========

The Company has two unsecured, variable rate, long-term bank credit facilities. The first facility was amended in July 1994 and has a maximum commitment of $475 million at December 31, 1994, of which $211 million was used for standby letters of credit and $229 million was unused. The rate of interest is either the bank's base rate, or 13/16% over the certificate of deposit rate, or 11/16% over
the London Interbank Offered Rate (LIBOR).   The rate of interest on borrowings
under this facility was 6.8125% at December 31, 1994. A commitment fee of 1/4 of 1% is charged on the unused portions of this facility.

The second long-term facility is payable in Canadian dollars and has a maximum commitment of 95 million Canadian dollars (68 million U.S. dollars) at December 31, 1994, of which 89 million Canadian dollars (64 million U.S. dollars) was unused. This facility replaced the previous Canadian facility which expired in July 1994. The rate of interest is either 11/16% over the Canadian cost of funds rate, or 11/16% over the LIBOR rate on U.S. deposits, or .7875% over the Canadian bankers' acceptance rate. The rate of interest on borrowings under this facility was 8.0% at December 31, 1994. A commitment fee of 1/4 of 1% is charged on the unused portions of this facility.
                              -17-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

2.  Long-Term Debt (Continued)

As is typical for bank credit facilities, the agreements relating to the facilities described above contain restrictive covenants, including requirements for the maintenance of working capital, interest coverage, and minimum coverage of fixed charges; and limitations on the early retirement of subordinated debt, additional borrowings, certain investments, payment of dividends, and purchase of Company stock. The agreements include a provision which would result in all of the unpaid principal and accrued interest of the facilities becoming due immediately upon a change of control in ownership of the Company. A material adverse change in the Company's business, assets, liabilities, financial condition or results of operations constitutes a default under the agreements.

The convertible junior subordinated debentures are subordinated to all present and future indebtedness of the Company and may be redeemed at any time, at a premium, at the option of the Company. The debentures are convertible at any time into shares of common stock of the Company at a conversion price of $29.75 per share. The Company has reserved approximately six million additional shares of common stock necessary for conversion.

In November 1994, Owens-Corning Finance (U.K.) PLC, a newly formed wholly-owned subsidiary of the Company, issued $140 million of Eurobonds. These bonds bear a coupon rate of interest of 9.814%, payable semiannually, and mature in 2019. These bonds are convertible into fixed rate preference shares of Owens-Corning Finance (U.K.) PLC in November 2004 and may be redeemed at any time, at a premium, at the option of the Company. The bonds are guaranteed by the Company as to payments of principal and interest and rank similarly with all other senior unsecured debt of the Company (Note 19). Subsequently, in a separate transaction, the Company sold a put option to the holder of the bonds allowing the option holder to require the Company to purchase a portion of the bonds for $79 million on May 28, 1995. During January 1995, the Company received, from an option holder, a notice of intent to exercise approximately 30% of these put options.

During 1992, the Company called, prior to maturity, its 12% sinking fund debentures having a face value of $46 million at a price in excess of book value, which resulted in an extraordinary loss of $1 million, or $.02 per share, net of related income taxes of $1 million.

In June 1992, the Company called, prior to maturity, its senior subordinated debentures having a face value of $240 million, which resulted in an extraordinary loss of approximately $2 million, or $.05 per share, net of related income taxes of $1 million.
                              -18-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

2.  Long-Term Debt (Continued)

The aggregate maturities and sinking fund requirements for all long-term debt issues for each of the five years following December 31, 1994 are:

                        Credit        Other Long-
       Year           Facilities      Term Debt
                        (In millions of dollars)
       1995             $      -         $     20
       1996                    -               35
       1997                   39               12
       1998                    -              104
       1999                    -                3



3.  Short-Term Debt

                                       1994        1993
                                  (In millions of dollars)
     Balance outstanding at December 31$   155    $    77

     Weighted average interest rates
       on short-term debt outstanding
       at December 31                     6.6%        6.6%

During 1994, the Company established an unsecured, variable rate, short-term bank credit facility in order to finance the 1994 acquisition of Pilkington (Note 4). This facility has a maximum commitment of $110 million at December 31, 1994, all of which was used. This facility expires on May 31, 1995 and carries an interest rate of 1/2 of 1% over the LIBOR rate. The rate of interest on borrowings under this facility was 6.6875% at December 31, 1994.

The Company had unused short-term lines of credit totalling $91 million and $115 million at December 31, 1994 and 1993, respectively.


4.  Acquisitions and Divestitures of Businesses

On May 31, 1994, the Company acquired UC Industries, Inc. ("UCI"), a privately held foam board insulation manufacturer based in New Jersey. UCI has two manufacturing facilities which are located in Ohio and Illinois.

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

4.  Acquisitions and Divestitures of Businesses (Continued)

The purchase price of UCI was $45 million. This business combination was consummated by the exchange of 855,556 shares of the Company's common stock for all of the capital stock of UCI, as well as an $18 million cash payment, $6 million of which was paid to acquire the cash of UCI. The remaining $12 million cash payment represents a stock value settlement and was paid during the fourth quarter of 1994.

On June 2, 1994, the Company acquired Pilkington Insulation Limited and Kitsons Insulation Products Limited (collectively, "Pilkington"), the United Kingdom-based insulation manufacturing and distribution businesses of the Pilkington Group. With two fiber glass insulation manufacturing facilities and one rock wool manufacturing facility, Pilkington Insulation Limited is the United Kingdom's largest manufacturer of fiber glass and rock wool insulation. Kitsons Insulation Products Limited is a major supplier of thermal and acoustical insulation products to the United Kingdom construction industry and is comprised of 14 distribution centers.

The purchase price of Pilkington was $110 million and was financed with borrowings from the Company's short-term bank credit facility (Note 3).

These acquisitions were accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their fair values and the results of operations of UCI and Pilkington have been included in the Company's consolidated financial statements subsequent to May 31, 1994 and June 2, 1994, respectively.

The purchase price allocations were based on preliminary estimates of fair market value and are subject to revision. The estimated fair value of assets acquired from UCI, including goodwill and a non-competition agreement, was $72 million, and liabilities assumed, including $14 million in debt, totalled $27 million. The estimated fair value of assets acquired from Pilkington, including goodwill, was $165 million, and liabilities assumed, including $7 million in debt, totalled $55 million. Goodwill of $78 million and the non-competition agreement of $6 million are being amortized over 40 years and 7 years, respectively, on a straight-line basis.

UCI and Pilkington added $134 million in post-acquisition sales for the Company during 1994. The pro forma effect of these acquisitions was not material to net income for the year ended December 31, 1994 or 1993.

On September 30, 1994, the Company entered into a joint venture with Alpha Corporation of Tennessee, whereby the two companies combined their existing resin businesses to form Alpha/Owens-Corning, L.L.C., the largest manufacturer of polyester resins in North America. The Company contributed two manufacturing plants (Valparaiso, Indiana and Guelph, Ontario) and owns a 50 percent interest in the joint venture. This joint venture is being accounted for under the equity method. For the nine months ended September 30, 1994 and the years ended December 31, 1993 and 1992, resin sales totalled $58 million, $63 million, and $56 million, respectively, and were included in the Industrial Materials segment.
                              -20-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)


4.  Acquisitions and Divestitures of Businesses (Continued)

Late in the fourth quarter of 1994, the Company completed the sale of its underground storage tank manufacturing business. Sales for this business totalled $41 million, $43 million, and $48 million in 1994, 1993, and 1992, respectively, and were included in the Building Products segment.


5.  Restructuring of Operations and Other Initiatives

During the first quarter of 1994, the Company recorded a $117 million pretax charge for productivity initiatives and other actions aimed at reducing costs and enhancing the Company's speed, focus, and efficiency. This $117 million pretax charge is comprised of an $89 million charge associated with the restructuring of the Company's business segments, as well as a $28 million charge, primarily composed of final costs associated with the administration of the Company's former commercial roofing business. The components of the $89 million restructure charge include: $48 million for personnel reductions, $22 million for divestiture of non-strategic businesses and facilities, $16 million for business realignments, and $3 million for other actions. The $48 million cost for personnel reductions primarily represents severance costs associated with the elimination of nearly 400 positions worldwide. The primary employee groups affected include science and technology personnel, field sales personnel, corporate administrative personnel, and commercial roofing and resin business personnel.

As of December 31, 1994, the Company has recorded approximately $50 million in costs against its 1994 restructure reserve, of which $35 million represents actual cash expenditures and $15 million represents the non-cash effects of asset write-offs and business realignments. The $35 million cash expenditure includes personnel reduction costs of $22 million, primarily composed of partial payments of severance costs for over 300 employees. The remaining $13 million cash expenditure represents costs associated with the divestiture or realignment of businesses and facilities.

During the first quarter of 1993, the Company recorded a $23 million charge to reorganize its European operations. This charge included $17 million for personnel reductions and $6 million for the writedown of fixed assets.

During the fourth quarter of 1992, the Company recorded a $16 million charge to reorganize its Building Products segment and to centralize its accounting and information systems. This charge included $14 million for personnel reductions and $2 million for the writedown of assets.

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

6.  Glass Melting Furnace Rebuilds

Effective January 1, 1994, the Company adopted the capital method of accounting for the cost of rebuilding glass melting furnaces. Under this method, costs are capitalized when incurred and depreciated over the estimated useful lives of the rebuilt furnaces. Previously, the Company established a reserve for the future rebuilding costs of its glass melting furnaces through a charge to earnings between dates of rebuilds. The change to the capital method provides a more appropriate measure of the Company's capital investment and is consistent with industry practice. The cumulative effect of this change in accounting method was an increase to earnings of $123 million, or $2.45 per share, net of related income taxes of $54 million. The effect of this change in accounting method was to increase depreciation expense and eliminate furnace rebuild provision. The pro forma effect of this change was not material to net income for the year ended December 31, 1993 and was $7 million, or $.15 per share, for the year ended December 31, 1992.


7.  Postemployment and Postretirement Benefits Other Than Pensions

The Company and its subsidiaries maintain health care and life insurance benefit plans for certain retired employees and their dependents. The health care plans in the U.S. are unfunded and pay either 1) stated percentages of covered medically necessary expenses, after subtracting payments by Medicare or other providers and after stated deductibles have been met, or 2) fixed amounts of medical expense reimbursement. Employees become eligible to participate in the health care plans upon retirement under one of the Company's pension plans if they have accumulated 10 years of service after age 45. Some of the plans are contributory, with some retiree contributions adjusted annually. The Company has reserved the right to change or eliminate these benefit plans subject to the terms of collective bargaining agreements during their term. During 1993, the Company approved changes in its postretirement health care plans for retirees and active employees. These changes, which reduced the accumulated benefit obligation by $120 million and 1993 expense by $18 million, resulted in an unrecognized net reduction in prior service cost which will be amortized through 1999.

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" for its non-U.S. plans. Accordingly, the expected cost of postretirement benefits is charged to expense during the years in which eligible employees render service. The cumulative effect of the adoption of this standard was a charge of $10 million, or $.20 per share. (The Company adopted Statement No. 106 for its U.S. plans effective January 1, 1991.)

The following table reconciles the status of the accrued postretirement benefits cost liability at October 31, 1994 and 1993, as reflected on the balance sheet as of December 31, 1994 and 1993:

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)


7.  Postemployment and Postretirement Benefits Other Than Pensions (Continued)

                                         1994        1993
                                   (In millions of dollars)
Accumulated Postretirement Benefits Obligation:
  Retirees                             $   (173)   $   (182)
  Fully eligible active plan participants   (24)        (32)
  Other active plan participants            (46)        (39)
                                       --------    --------
    Funded status                          (243)       (253)

Unrecognized net gain                       (39)        (12)
Unrecognized net reduction in prior
  service cost                              (88)       (106)
                                       --------    --------
  Accrued postretirement benefits
    cost liability (includes current
    liabilities of $19 million in 1994
    and $25 million in 1993)           $   (370)   $   (371)
                                       ========    ========

The net postretirement benefits cost for 1994, 1993 and 1992 included the following components:

                                1994        1993         1992
                                (In millions of dollars)
   Service cost               $      8    $      7     $      7
   Interest cost on accumulated
     postretirement benefits
     obligation                     19          23           30
   Net amortization and deferral   (20)        (13)           -
                              --------    --------     --------
     Net postretirement benefits
       cost                   $      7    $     17     $     37
                              ========    ========     ========

For measurement purposes, an 11% annual rate of increase in the per capita cost of covered health care claims was assumed for 1995. The rate was assumed to decrease to 10.5% for 1996, then decrease gradually to 6% by 2005. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefits obligation as of October 31, 1994, by $13 million and the aggregate of the service and interest cost components of net postretirement benefits cost for the year then ended by $2 million. The discount rate used in determining the accumulated postretirement benefits obligation was 8.5% in 1994, 7.5% in 1993, and 8.25% in 1992.
                              -23-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)


7.  Postemployment and Postretirement Benefits Other Than Pensions (Continued)

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits." This standard requires the Company to recognize the obligation to provide benefits to former or inactive employees after employment but before retirement under certain conditions. These benefits include, but are not limited to, salary continuation, supplemental unemployment benefits, severance benefits, disability-related benefits (including workers' compensation), job training and counseling, and continuation of benefits such as health care and life insurance coverage. The cumulative effect of the adoption of this standard was an undiscounted charge of $28 million, or $.56 per share, net of related income taxes of $18 million. At December 31, 1994, the Company's liability for postemployment benefits totalled $44 million, including current liabilities of $5 million, and is included in other employee benefits liability in the Company's consolidated balance sheet. Postemployment benefits expense was $3 million for the year ended December 31, 1994.


8.  Pension Plans

The Company has several defined benefit pension plans covering most employees. Under the plans, pension benefits are generally based on an employee's number of years of service. Company contributions to these pension plans are based on the calculations of independent actuaries using the projected unit credit method. Plan assets consist primarily of equity securities with the balance in fixed income investments or insurance contracts. The unrecognized cost of retroactive amendments and actuarial gains and losses are amortized over the average future service period of plan participants expected to receive benefits.

Pension expense for the Company's defined benefit pension plans includes the following:

                               1994         1993         1992
                                (In millions of dollars)
   Service cost              $     22     $     23     $     21
   Interest cost on projected
     benefit obligation            58           62           59
   Actual return on plan assets   (13)        (124)         (51)
   Net amortization and deferral  (64)          50          (20)
                             --------     --------     --------
        Net pension expense  $      3     $     11     $      9
                             ========     ========     ========
/TABLE

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)


8.  Pension Plans (Continued)

The funded status at October 31, 1994 and 1993 is as follows:

                                    1994            1993
                                 (In millions of dollars)
                                 Over    Under   Over   Under
                                Funded  Funded  Funded  Funded
     Vested benefit obligation $   310 $   273 $   288 $   305
                               ======= ======= ======= =======

     Accumulated benefit obligation$   341$   343$   323$   370
                               ======= ======= ======= =======

     Plan assets at fair value $   466 $   306 $   444 $   335

     Projected benefit obligation   430    352     398     382
                               ------- ------- ------- -------
     Plan assets in excess of (less
     than) projected benefit
     obligation                     36     (46)     46     (47)

     Unrecognized loss (gain)        8      55     (12)     56
     Unrecognized prior service cost   (12)(24)    (13)    (25)
     Unrecognized transition amount   (39) (13)    (45)    (14)
     Adjustment to minimum liability -     (12)      -     (11)
                               ------- ------- ------- -------
     Net pension liability (includes
       current liabilities of $8
       million in 1994 and $7 million
       in 1993 and noncurrent
       assets of $38 million in
       1994 and $20 million in 1993)$    (7)$   (40)$   (24)$   (41)
                               ======= ======= ======= =======
/TABLE

                              -25-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

8.  Pension Plans (Continued)

The 1994, 1993 and 1992 primary actuarial assumptions used for pension plans were:
                                1994        1993         1992
Discount rate                    8.50%       7.50%        8.25%
Expected long-term rate of
  return on plan assets          9.50%      10.00%       10.00%
Rate of compensation
  increase                       5.10%       4.10%        4.50%

The Company also sponsors defined contribution plans available to substantially all U.S. employees. Company contributions for the plans are based on matching a percentage of employee savings up to a maximum savings level. The Company's contributions were $10 million in 1994, $9 million in 1993, and $7 million in 1992.


9.  Income Taxes

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Statement No. 109 changes the criteria for measuring the provision for income taxes and recognizing deferred tax assets and liabilities. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of corresponding liabilities and assets using enacted tax rates in effect for the year in which the differences are expected to reverse. The cumulative effect of the adoption of this standard was an increase to earnings of $26 million, or $.53 per share.

                              -26-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

9.  Income Taxes (Continued)

                                1994        1993         1992
                                (In millions of dollars)
Income (loss) before provision
  (credit) for income taxes:

   U.S.                       $    119    $    163     $    107
   Foreign                          13         (16)          (4)
                              --------    --------     --------
     Total                    $    132    $    147     $    103
                              ========    ========     ========

Provision (credit) for income taxes:

  Current
   U.S.                       $     (2)   $     24     $     41
   State and local                  (7)          7            5
   Foreign                           5           6            8
                              --------    --------     --------
     Total current                  (4)         37           54
                              --------    --------     --------
  Deferred
   U.S.                             51          27           (5)
   State and local                  13           1           (4)
   Foreign                          (2)         (4)         (12)
                              --------    --------     --------
     Total deferred                 62          24          (21)
                              --------    --------     --------
  Adjustment to deferred tax
    assets and liabilities for
    an increase in the U.S.
    federal statutory rate from
    34% to 35%                       -         (14)           -
                              --------    --------     --------
  Total provision for income taxes$     58$     47     $     33
                              ========    ========     ========

/TABLE

                              -27-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

9.  Income Taxes (Continued)

The reconciliation between the U.S. federal statutory rate and the Company's effective income tax rate is:


                               1994         1993         1992

U.S. federal statutory rate      35%          35%         34%
Operating losses of foreign
  subsidiaries                    7           10           6
Utilization of losses of foreign
  subsidiaries                   (7)          (2)          -
Enacted federal tax rate change   -          (10)          -
Difference between foreign tax
  rates and U.S. statutory rate   1            -          (2)
Provision (credit) for taxes on
  undistributed earnings of foreign
  subsidiaries                    -           (2)         (6)
State and local income taxes      3            3           1
Other                             5           (2)         (1)
                              -----        -----       -----
Effective tax rate               44%          32%         32%
                              =====        =====       =====

As of December 31, 1994, the Company has not provided for withholding or U.S. federal income taxes on approximately $124 million of accumulated undistributed earnings of its foreign subsidiaries as they are considered by management to be permanently reinvested. If these undistributed earnings were not considered to be permanently reinvested, approximately $11 million of deferred income taxes would have been provided.

During 1994, the Company utilized tax net operating loss carryforwards for certain of its foreign subsidiaries of approximately $9 million. At December 31, 1994, the Company had tax net operating loss carryforwards for certain of its foreign subsidiaries of approximately $27 million, certain of which expire through 1999.

For the year ended December 31, 1992, the Company utilized book net operating loss carryforwards which resulted in an extraordinary credit of approximately $4 million, or $.08 per share.

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

9.  Income Taxes (Continued)

The cumulative temporary differences giving rise to the deferred tax assets and liabilities at December 31, 1994 and 1993 are as follows:

                              1994               1993
                                 Deferred            Deferred
                        Deferred    Tax     Deferred    Tax
                       Tax AssetsLiabilitiesTax AssetsLiabilities
                              (In millions of dollars)
  Asbestos litigation claims$    306$      - $    363  $      -
  Other employee benefits     171         -       148         -
  Depreciation                  -       138         -        75
  Furnace rebuild reserves      -         -        45         -
  Warranty and product
    liability reserves         29         -        25         -
  Operating loss carryforwards 27         -        35         -
  State and local taxes         -        20         -        23
  Other                       122         6        90         4
                         --------  --------  --------  --------
    Subtotal                  655       164       706       102
                         --------  --------  --------  --------
  Valuation allowances        (27)                (40)        -
                         --------  --------  --------  --------
  Total deferred taxes   $    628  $    164  $    666  $    102
                         ========  ========  ========  ========

Management fully expects to realize its net deferred tax assets through income from future operations.

During 1992, deferred income taxes were provided for timing differences in the recognition of certain items for income tax and financial statement purposes, in accordance with Accounting Principles Board Opinion No. 11.  These items consisted of the following:
                                            1992
                                    (In millions of dollars)
     Asbestos litigation claims          $      2
     Depreciation                              (9)
     Furnace rebuild reserves                  (3)
     Interest expense                          (1)
     Undistributed earnings of
       foreign subsidiaries                    (8)
     State and local taxes                      2
     Warranty and product liability
       reserves                                 1
     Other postretirement benefits             (6)
     Other                                      1
                                         --------
     Deferred tax credit                 $    (21)
                                         ========
/TABLE

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)


10.  Depreciation of Plant and Equipment

During 1993, the Company completed a review of its fixed asset lives. The Company determined that as a result of actions taken to increase its preventative maintenance and programs initiated with its equipment suppliers to increase the quality of their products, actual lives for certain asset categories were generally longer than the useful lives for depreciation purposes. Therefore, effective April 1, 1993, the Company extended the estimated useful lives of certain categories of plant and equipment. The effect of this change in estimate reduced depreciation expense for the year ended December 31, 1993 by $14 million and increased income before cumulative effect of accounting change by $8 million, or $.16 per share.


11.  Science and Technology Expenses

Science and technology expenses include research and development costs of $64 million in 1994, $61 million in 1993, and $55 million in 1992. In addition to research and development costs, science and technology expenses include continuing commercial activities such as engineering and product modifications for special applications and testing.

12.  Inventories

Inventories are summarized as follows:
                                       1994        1993
                                    (In millions of dollars)
     Finished goods                 $    192     $    195

     Materials and supplies              118          117
                                    --------     --------
                                         310          312

     Less:  Reduction to LIFO basis      (87)         (91)
                                    --------     --------
                                    $    223     $    221
                                    ========     ========

/TABLE

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

12.  Inventories (Continued)

Approximately $88 million and $87 million of net inventories were valued using the LIFO method at December 31, 1994 and 1993, respectively.

During 1994, 1993, and 1992, certain inventories were reduced, resulting in the liquidation of LIFO inventory layers carried at lower costs in prior years as compared with the current cost of inventory. The effect of these inventory reductions was to reduce 1994, 1993, and 1992 cost of sales by $3 million, $1 million, and $4 million, respectively.


13.  Investments in Affiliates

At December 31, 1994 and 1993, the Company's affiliates, which generally are engaged in the manufacture of fibrous glass and related products for the insulation, construction, reinforcements, and textile markets, include:

                                         Percent Ownership
                                           1994       1993
    COMPOSITES:

      Alpha/Owens-Corning, L.L.C. (USA)     50%       -
      Knytex Company, L.L.C. (USA)          50%      50%
      Vitro-Fibras, S.A. (Mexico)           40%      40%

    GLOBAL PIPE:

      Amiantit Fiberglass Industries, Ltd.
        (Saudi Arabia)                      30%      30%
      Owens-Corning Eternit Rohre GmbH (Germany)50%  50%
      Owens-Corning Pipe Botswana (Pty.), Ltd.
        (Botswana)                          49%      49%
      Owens-Corning Tubs S.A. (Spain)       50%       -

    BUILDING PRODUCTS - EUROPE:

      Arabian Fiberglass Insulation Company, Ltd.
        (Saudi Arabia)                      49%      49%

    ASIA PACIFIC:

      Asahi Fiber Glass Company, Ltd. (Japan)28%     28%
       Lucky Owens-Corning Corp. (Korea)    30%      30%
      Siam Fiberglass Co., Ltd. (Thailand)  20%      20%

    BUILDING PRODUCTS - NORTH AMERICA:

      CAE Fiberglass, Ltd. (Canada)          -       25%
/TABLE

                              -31-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

13.  Investments in Affiliates (Continued)

The following table provides summarized financial information on a combined 100% basis for the Company's affiliates accounted for under the equity method:

                               1994         1993         1992
                                (In millions of dollars)
At December 31:
   Current assets            $    328     $    214     $    198
   Noncurrent assets              513          387          320
   Current liabilities            331          240          233
   Noncurrent liabilities         250          147          130
For the year:
   Net sales                      630          486          455
   Gross margin                    96           81           82
   Net income                       7           16           16

The Company's equity in undistributed net income of affiliates was $32 million at December 31, 1994.

14.  Accounts Payable and Accrued Liabilities

                                       1994        1993
                                    (In millions of dollars)
     Accounts payable               $    298     $    244
     Payroll and vacation pay             91           74
     Payroll, property, and miscellaneous
       taxes                              30           33
     Other employee benefits liability
       (Note 7)                           24           25
     1994 restructure reserve (Note 5)    34            -
     Other                               121          119
                                    --------     --------
                                    $    598     $    495
                                    ========     ========
/TABLE

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

15.  Consolidated Statement of Cash Flows

Cash payments, net of refunds, for income taxes and cost of borrowed funds are summarized as follows:

                              1994        1993         1992
                              (In millions of dollars)
     Income taxes           $     (4)   $     43     $     49
     Cost of borrowed funds       97          95          125

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

See Note 4 for supplemental disclosure of Non-cash Investing and Financing Activities.


16.  Leases

The Company leases certain manufacturing equipment and office and warehouse facilities under operating leases, some of which include cost escalation clauses, expiring on various dates through 2014. Total rental expense charged to operations was $54 million in 1994, $42 million in 1993, and $44 million in 1992. At December 31, 1994, the minimum future rental commitments under noncancellable leases payable over the remaining lives of the leases are:

                            Minimum Future
             Period       Rental Commitments
                         (In millions of dollars)
                1995           $    38
                1996                32
                1997                20
                1998                11
                1999                 6
                2000 through 2014   27
                               -------
                               $   134
                               =======

The minimum future rental commitments reflected in the above table include approximately $4 million per year for the lease of the Company's corporate headquarters facility in Toledo, Ohio through 1996. The Company is currently negotiating the lease of a new headquarters facility which would result in an operating lease beginning in late 1996, which is not reflected above. This operating lease would result in future rental commitments of approximately $12 million per year through 2006, $8 million per year through 2015, and, upon renewal, $2 million per year through 2020.

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

17.  Stock Compensation Plans

The Company's Stock Performance Incentive Plan (SPIP), approved by shareholders in 1992, permits up to two percent of common shares outstanding at the beginning of each calendar year to be awarded as stock options and restricted stock (with 25% of this amount as the maximum permitted number of restricted stock awards). The Company may carry forward unused shares from prior years and may increase the shares available for awards in any calendar year through an advance of up to 25% of the subsequent year's allocation (determined by using 25% of the current year's allocation). These shares are also subject to the 25% limit for restricted stock awards. During 1994, the total number of shares available for stock awards was 953,450 shares, 894,000 of which were awarded as stock options and 59,450 as restricted stock, which includes an advance of 93,478 shares from the 1995 allocation. 598,678 shares are also available to be awarded under a prior plan; however, the Company does not expect any awards to be made under that plan. Additionally, the Company has a plan to award stock options and deferred stock awards to nonemployee directors, of which 109,500 shares were available for this purpose as of December 31, 1994.

During 1993, the total number of shares available for stock awards was 868,215 shares, 813,900 of which were awarded as stock options and 54,315 as restricted stock, which included an advance of 3,149 shares from the 1994 allocation.

Stock Options

Activity during 1994 and 1993 in shares under option:

                       1994                       1993
                Number       Price         Number       Price
                  of       Range per         of       Range per
                Shares       Share         Shares       Share
Beginning of
  year         2,560,826 $17.86 - 47.00   2,171,251 $12.13 - 33.63

Options granted  902,500  28.50 - 34.88     845,400  39.50 - 47.00

Options exercised(137,059)18.75 - 30.63    (413,269) 12.13 - 30.63

Options cancelled(35,813) 26.75 - 40.50     (42,556) 18.75 - 40.50
               --------- --------------   --------- --------------
End of year    3,290,454 $17.86 - 47.00   2,560,826 $17.86 - 47.00
               ========= ==============   ========= ==============
Exercisable    1,619,119 $17.86 - 47.00     987,089 $17.86 - 40.50
               ========= ==============   ========= ==============

Option prices represent the market price at date of grant. Shares issued under options are recorded in the common stock accounts at the option price. Options granted vest ratably through 1997.

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

17.  Stock Compensation Plans (Continued)

Deferred Stock Awards

At December 31, 1994, the Company had 16,340 shares of deferred stock outstanding, all of which were vested. During 1994, 2,000 shares of deferred stock were granted, and 16,893 shares were issued.

Compensation expense is measured based on the market price of the stock at date of grant and is recognized on a straight-line basis over the vesting period.

Restricted Stock Awards

At December 31, 1994, the Company had 367,282 shares of restricted stock outstanding. Stock restrictions lapse, subject to alternate vesting plans for approved early retirement and involuntary termination, over various periods ending in 2004.


18.  Share Purchase Rights

Each outstanding share of the Company's common stock includes a preferred share purchase right. Each right entitles the holder to buy from the Company one one-hundredth of a share of Series A Participating Preferred Stock of the Company at a price of $50. The Board of Directors has designated 750,000 shares of the Company's authorized preferred stock as Series A Participating Preferred Stock. There are currently no preferred shares outstanding.

Rights become exercisable and detach from the common stock ten days after a person or group acquires, or announces a tender offer for, 20% or more of the Company's outstanding shares of common stock. The rights expire on December 30, 1996, unless redeemed earlier by the Company. The rights are redeemable by the Company at one cent each at any time prior to ten days following public announcement or notice to the Company that an acquiring person or group has purchased 20% or more of the Company's outstanding common stock.
If the Company is acquired in a merger or other business combination at any time after the rights become exercisable, each right would entitle its holder to buy shares of the acquiring or surviving company having a market value of twice the exercise price of the right.

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

19.  Derivative Financial Instruments and Fair Value of Financial Instruments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to help meet financing needs and to reduce exposure to fluctuating foreign currency exchange rates and interest rates. The Company is exposed to credit loss in the event of nonperformance by the other parties to the financial instruments described below. However, the Company does not anticipate nonperformance by the other parties. The Company does not engage in trading activities with these financial instruments and does not generally require collateral or other security to support these financial instruments.
The notional amounts of derivatives summarized in the foreign exchange risk and interest rate risk management section below do not represent the amounts exchanged by the parties and, thus, are not a measure of the exposure of the Company through its use of derivatives. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the derivatives, which relate to interest rates, exchange rates, securities prices, or financial or other indexes.

Foreign Exchange Risk and Interest Rate Risk Management

The Company enters into various types of contracts to manage its foreign exchange risk and interest rate risk, as indicated in the following table.

                             Notional Amount  Notional Amount
                            December 31, 1994December 31, 1993
                                   (In millions of dollars)
     Forward currency exchange
       contracts                 $    194         $    200
     Options purchased                 22                -
     Currency swaps                   190               50
     Interest rate swaps              150              150


The Company enters into forward currency exchange contracts to manage its exposure against foreign currency fluctuations on certain assets and liabilities denominated in foreign currencies. As of December 31, 1994, the Company has 29 forward currency exchange contracts maturing in 1995 which exchange 4.4 billion
Belgian francs, 23 million U.S. dollars, 38 million British pounds, 22 million
Deutsche marks, 19 billion Italian lira, and various other currencies. As of December 31, 1993, the Company had 40 forward currency exchange contracts which matured in 1994 and exchanged 4.9 billion Belgian francs, 52 million U.S.
dollars, 73 million French francs, 19 million British pounds, 30 million Dutch guilders, and various other currencies. Gains and losses on these foreign currency hedges are included in the carrying amount of the related assets and liabilities. At December 31, 1994 and 1993, deferred gains and losses on these foreign currency hedges are not material to the consolidated financial statements.

                              -36-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)


19.  Derivative Financial Instruments and Fair Value of Financial Instruments
     (Continued)

The Company has entered into forward currency exchange contracts to reduce its exposure to currency fluctuations on the anticipated 1995 earnings of certain
European subsidiaries. As of December 31, 1994, the Company has 9 forward currency exchange contracts which exchange 412 million Belgian francs and 8 million British pounds against approximately 25 million U.S. dollars. Gains and losses on these foreign currency hedges are included in income in the year in which the exchange rates change. At December 31, 1994, gains on these forward currency exchange contracts are not material to the consolidated financial statements.

The Company enters into forward currency exchange contracts to hedge its equity investments in certain foreign subsidiaries and to manage its exposure against fluctuations in foreign currency rates. As of December 31, 1994, the Company has two forward currency exchange contracts maturing in 1995 which exchange 1.0 billion Belgian francs against approximately 32 million U.S. dollars to hedge its equity investments in certain of its European subsidiaries. As of December
31, 1993, the Company had three forward currency exchange contracts which matured in 1994 and exchanged 150 million Swedish krona and 1.6 billion Belgian francs against approximately 64 million U.S. dollars to hedge its equity investments in certain of its European subsidiaries. At December 31, 1994, losses of $3 million on hedges of net investments in foreign subsidiaries are included in stockholders' equity.

The Company enters into option contracts to hedge anticipated transactions with certain of its foreign subsidiaries. As of December 31, 1994, the Company has six currency option contracts maturing in 1995 which hedge the 1995 royalty payments of the Company's European subsidiaries. The six currency option contracts exchange 496 million Belgian francs and 4 million British pounds against approximately 22 million U.S. dollars. Gains on the Company's hedges of these anticipated transactions are included as deferred revenue in accounts payable and accrued liabilities. At December 31, 1994, deferred gains on option contracts are not material to the consolidated financial statements.

As of December 31, 1994, the Company has entered into two currency swap transactions to manage its exposure against foreign currency fluctuations on the principal amount of its guaranteed Eurobonds (Note 2). These currency swaps mature in 2004 and exchange 140 million U.S. dollars against approximately 89 million British pounds. Gains and losses on the currency swaps are included as deferred revenue in other liabilities. At December 31, 1994, gains on the currency swaps are not material to the consolidated financial statements.

The Company has a cross-currency interest rate conversion agreement from Deutsche marks into U.S. dollars to hedge the interest and principal payments of its 7.25% Deutsche mark bonds, due in 2000. The agreement establishes a fixed interest rate of 11.1%.

                              -37-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)


19.  Derivative Financial Instruments and Fair Value of Financial Instruments
     (Continued)

The Company enters into interest rate swaps to manage its interest rate risk.
The Company has entered into four interest rate swap agreements to reduce the interest rates on its fixed rate borrowings. These agreements effectively convert an aggregate principal amount of $150 million of fixed rate long-term debt into variable rate borrowings with interest rates ranging from 5.81% to 7.96% in 1994 and 3.5% to 5.65% in 1993. The agreements mature in 1998. The differential interest to be paid or received is accrued as interest rates change and is recognized over the life of the agreements.

Other Financial Instruments with Off-Balance-Sheet Risk

As of December 31, 1994 and 1993, the Company is contingently liable for guarantees of indebtedness owed by certain unconsolidated affiliates of $27 million. The Company is of the opinion that its unconsolidated affiliates will be able to perform under their respective payment obligations in connection with such guaranteed indebtedness and that no payments will be required and no losses will be incurred by the Company under such guarantees.

Concentrations of Credit Risk

As of December 31, 1994 and 1993, the Company has no significant group concentrations of credit risk.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each category of financial instruments.

    Cash and short-term financial instruments

    The carrying amount approximates fair value due to the short maturity of these instruments.

    Long-term notes receivable

    The fair value has been estimated using the expected future cash flows discounted at market interest rates.

    Long-term debt

    The fair value of the Company's long-term debt has been estimated based on quoted market prices for the same or similar issues, or on the current rates offered to the Company for debt of the same remaining maturities.



                              -38-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

19.  Derivative Financial Instruments and Fair Value of Financial Instruments
     (Continued)

    Foreign currency swaps and interest rate swaps

    The fair values of foreign currency swaps and interest rate swaps have been estimated by traded market values or by obtaining quotes from brokers.

    Forward currency exchange contracts,
    option contracts, and financial guarantees

    The fair values of forward currency exchange contracts, option contracts, and financial guarantees are based on fees currently charged for similar agreements or on the estimated cost to terminate these agreements or otherwise settle the obligations with the counter parties at the reporting date.

The estimated fair values of the Company's financial instruments as of December 31, 1994 and 1993, which have fair values different than their carrying amounts, are as follows:

                               1994                 1993
                          Carrying    Fair     Carrying     Fair
                           Amount    Value      Amount     Value
                                (In millions of dollars)
Assets:
  Long-term notes receivable$    20$    18      $     7  $     5

Liabilities:
  Long-term debt             1,037   1,076          898    1,063

Off-Balance-Sheet Financial
Instruments - Unrealized
gains
  Foreign currency swaps         -      26            -       17
  Interest rate swaps            -       4            -       22
  Option contracts               -       1            -        -
                              -39-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

19.  Derivative Financial Instruments and Fair Value of Financial Instruments
     (Continued)

As of December 31, 1994 and 1993, the Company is contingently liable for guarantees of indebtedness owed by certain unconsolidated affiliates. There is no market for these guarantees and they were issued without explicit cost.
Therefore, it is not practicable to establish their fair value.

As of December 31, 1994 and 1993, the Company has also entered into certain forward currency exchange contracts, the fair values of which are not material to the consolidated financial statements.


20.  Accounts Receivable Securitization

In 1994, the Company sold certain accounts receivable of its Building Products
North American operations to a 100% owned subsidiary, Owens-Corning Funding
Corporation (OC Funding). In December 1994, OC Funding entered into a three-year agreement whereby it can sell, on a revolving basis, an undivided percentage ownership interest in a designated pool of accounts receivable up to a maximum of $100 million. As of December 31, 1994, $50 million has been sold under this agreement and the sale has been reflected as a reduction of accounts receivable in the Company's consolidated balance sheet. The discount recorded on the sale of receivables is recorded as an increase in other expenses on the Company's consolidated statement of income.

The Company maintains an allowance for doubtful accounts based upon the expected collectibility of all consolidated trade accounts receivable, including receivables sold by OC Funding.


21.  Contingent Liabilities

ASBESTOS LIABILITIES

The Company is a co-defendant with other former manufacturers, distributors and installers of products containing asbestos and with miners and suppliers of asbestos fibers (collectively, the Producers) in personal injury and property damage litigation. The personal injury claimants generally allege injuries to their health caused by inhalation of asbestos fibers from the Company's products. Most of the claimants seek punitive damages as well as compensatory damages. The property damage claims generally allege property damage to school, public and commercial buildings resulting from the presence of products containing asbestos. Virtually all of the asbestos-related lawsuits against the Company arise out of its manufacture, distribution, sale or installation of an asbestos-containing calcium silicate, high temperature insulation product, the manufacture of which was discontinued in 1972.

                              -40-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)


 21.  Contingent Liabilities (Continued)

Status

As of December 31, 1994, approximately 107,200 asbestos personal injury claims were pending against the Company, 27,500 of which were received in 1994. The
Company received approximately 31,700 such claims in 1993, and 26,600 in 1992.
Through December 31, 1994, the Company had resolved (by settlement or otherwise) approximately 139,000 asbestos personal injury claims, 18,300 of which were resolved in 1994. During 1992, 1993 and 1994, the Company resolved approximately 66,400 such claims and incurred total indemnity payments of $639 million (an average of about $10,000 per case). The Company's indemnity payments have varied considerably over time and from case to case, and are affected by a multitude of factors. These include the type and severity of the disease sustained by the claimant (i.e., mesothelioma, lung cancer, other types of cancer, asbestosis or pleural changes); the occupation of the claimant; the extent of the claimant's exposure to asbestos-containing products manufactured, sold or installed by the Company; the extent of the claimant's exposure to asbestos-containing products manufactured, sold or installed by other Producers;
the number and financial resources of other Producer defendants; the jurisdiction of suit; the presence or absence of other possible causes of the claimant's illness; the availability or not of legal defenses such as the statute of limitations or state of the art; whether the claim was resolved on an individual basis or as part of a group settlement; and whether the claim proceeded to an adverse verdict or judgment.

Certain of the Company's principal co-defendants, the 20 members of the Center for Claims Resolution, have entered into a proposed "global" settlement which would require future claimants to satisfy certain medical criteria indicative of significant asbestos-related impairment as a pre-condition to their eligibility for settlement payments. The Company is using similar criteria in the implementation of its own settlement and litigation strategy and is also seeking to require more careful proof than in the past that claimants had significant exposure to the Company's asbestos-containing product or operations.
The Company believes that this strategy will reduce the overall cost of asbestos personal injury claims in the long run by channeling indemnity payments to claimants who can establish significant asbestos-related impairment and exposure to the Company's asbestos-containing product or operations and by substantially reducing indemnity payments to individuals who are unimpaired or who did not have significant such exposure. The Company's strategy has resulted in an increased level of trial activity and an increase in the number and amount of compensatory and punitive damage verdicts and judgments against the Company.
This strategy may have the effect of increasing average per-case indemnity costs for claims resolved with payment, while also increasing the number of claims dismissed without payment.

                              -41-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)


21.  Contingent Liabilities (Continued)

Insurance

As of December 31, 1994, the Company had approximately $341 million in unexhausted products hazard coverage (net of deductibles and self-insured retentions and excluding coverage issued by insolvent carriers) under its liability insurance policies applicable to asbestos personal injury claims. Of this amount, $144 million will not be available until the years 1996 through 2000 under an agreement with the carrier confirming such insurance. An additional $24 million (out of the $341 million coverage) is presently the subject of coverage litigation or alternate dispute resolution procedures. All of the Company's liability insurance policies cover indemnity payments and defense fees and expenses subject to applicable policy limits.

In addition, the Company has substantial unexhausted non-products coverage under such liability insurance policies; an as yet undetermined amount of such non-products coverage is expected to be available for payment of asbestos personal injury claims and associated defense fees and expenses. The Company has commenced arbitration with its primary level insurance carrier seeking to confirm the availability of certain of its non-products coverage for payment of certain asbestos personal injury liabilities, involving the activities of the Company's former insulation contracting business. The Company is seeking prompt rulings on the issues presented. For purposes of calculating the amount of insurance applicable to asbestos liabilities, the Company has estimated its recoveries in respect of non-products coverage for claims received through 1999 at approximately $310 million, which represents the Company's best estimate of such recoveries for such claims. The Company cautions, however, that this coverage is unconfirmed and that the actual amounts recovered by the Company could, depending upon the outcome of the arbitration, be much higher or much lower.

                              -42-

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)


21.  Contingent Liabilities (Continued)

Reserve

The Company's estimated total liabilities in respect of indemnity and defense costs associated with pending and unasserted asbestos personal injury claims that may be received through the year 1999 (the "Liabilities"), and its estimated insurance recoveries in respect of such claims (the "Insurance"), are reported separately as follows:

                                       Asbestos Litigation Claims
                                        December 31,December 31,
                                            1994        1993
                                       (In millions of dollars)
     Reserve for asbestos litigation claims

         Current                           $   300     $   275
         Other                               1,145       1,385
                                           -------     -------
           Total Reserve                     1,445       1,660

     Insurance for asbestos litigation claims

         Current                               125         125
         Other                                 556         643
                                           -------     -------
           Total Insurance                     681         768
                                           -------     -------
         Net Asbestos Liability            $   764     $   892
                                           =======     =======

Case filing rates continued at historically high levels in 1994 (approximately 27,500 new claims) following receipt of 31,700 claims in 1993 and 26,600 claims in 1992. Many of these new claims appear to be the product of mass screening programs and not to involve significant asbestos-related impairment. The large number of recent filings and the uncertain value of these claims have added to the uncertainties involved in estimating the Company's asbestos Liabilities.

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)


21.  Contingent Liabilities (Continued)

The Company cautions that such factors as the number of future asbestos personal injury claims received by it, the rate of receipt of such claims, and the indemnity and defense costs associated with asbestos personal injury claims, as well as the prospects for confirming additional, applicable insurance coverage beyond the $341 million referenced above, are influenced by numerous variables that are difficult to predict, and that estimates, such as the Company's, which attempt to take account of such variables, are subject to considerable uncertainty. Depending upon the outcome of the various uncertainties described above, particularly as they relate to unimpaired claims, it may be necessary at some point in the future for the Company to make additional provision for the uninsured costs of asbestos personal injury claims received through the year 1999 (although no such amounts are reasonably estimable at this time). The Company remains confident that its estimate of Liabilities and Insurance will be sufficient to provide for the costs of all such claims that involve malignancies or significant asbestos-related functional impairment. The Company has reviewed and will continue to review the adequacy of its estimate of Liabilities and Insurance on a periodic basis and make such adjustments as may be appropriate.

The Company cannot estimate and is not providing for the cost of unasserted claims which may be received by the Company after the year 1999 because management is unable to predict the number of claims to be received after 1999, the severity of disease which may be involved and other factors which would affect the cost of such claims.

Cash Expenditures

The Company's anticipated cash expenditures for uninsured asbestos-related costs of claims received through 1999 are expected to approximate $764 million, the Company's Liabilities, net of Insurance. Cash payments will vary annually depending upon a number of factors, including the pace of the Company's resolution of claims and the timing of payment of its Insurance.

Management Opinion

Although any opinion is necessarily judgmental and must be based on information now known to the Company, in the opinion of management, the additional uninsured and unreserved costs which may arise out of pending personal injury and property damage asbestos claims and additional similar asbestos claims filed in the future will not have a materially adverse effect on the Company's financial position. While such additional uninsured and unreserved costs incurred in and after the year 2000 may be substantial over time, management believes that any such additional costs will not impair the ability of the Company to meet its obligations, to reinvest in its businesses or to take advantage of attractive opportunities for growth.

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)


21.  Contingent Liabilities (Continued)

NON-ASBESTOS LIABILITIES

In October 1991, the Company and certain of its officers and directors were named as defendants in a lawsuit captioned Gaetana Lavalle v. Owens-Corning Fiberglas Corporation, et al. in the United States District Court for the Northern District of Ohio. Lavalle purports to be a securities class action on behalf of all purchasers of the Company's common stock during the period November 1, 1988 through October 18, 1991. The complaint alleges that the Company's disclosures during the alleged class period contained material misstatements and omissions concerning its contingent liabilities for asbestos claims. The complaint seeks an unspecified amount of damages (including punitive damages) on the theory that such alleged misstatements and omissions artificially inflated the price of the Company's stock. Various other lawsuits and claims arising in the normal course of business are pending against the Company, some of which allege substantial damages. Management believes that the outcome of these lawsuits and claims will not have a materially adverse effect on the Company's financial position or results of operations.

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

22.  Quarterly Financial Information (Unaudited)

                                         Quarter
                              First  Second   Third Fourth
                       (In millions of dollars, except share data)
  1994

Net sales                    $   677 $   852 $   936$   886

  Cost of sales                  523     644     705    664
                             ------- ------- --------------
Gross margin                 $   154 $   208 $   231$   222
                             ======= ======= ==============
Income (loss) before cumulative
  effect of accounting changes$   (67)$    45$    53$    43

Cumulative effect of accounting
  changes (Notes 6 and 7)         85       -       -      -
                             ------- ------- --------------
Net income                   $    18 $    45 $    53$    43
                             ======= ======= ==============
Net income per share:

  Primary
    Income (loss) before cumulative
      effect of accounting changes$ (1.52)$  1.03$  1.19$   .98

    Cumulative effect of accounting
      changes                   1.93       -       -      -
                             ------- ------- --------------
    Net income per share     $   .41 $  1.03 $  1.19$   .98
                             ======= ======= ==============
  Fully diluted
    Income (loss) before cumulative
      effect of accounting changes$ (1.30)$   .95$  1.09$   .91

    Cumulative effect of accounting
      changes                   1.70       -       -      -
                             ------- ------- --------------
    Net income per share     $   .40 $   .95 $  1.09$   .91
                             ======= ======= ==============

      OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Continued)

22.  Quarterly Financial Information (Unaudited) (Continued)

                                         Quarter
                              First  Second   Third Fourth
                       (In millions of dollars, except share data)
  1993

Net sales                    $   651 $   754 $   785$   754

  Cost of sales                  512     578     606    570
                             ------- ------- --------------
Gross margin                 $   139 $   176 $   179$   184
                             ======= ======= ==============
Income (loss) before cumulative
  effect of accounting change$    (9)$    33 $    48$    33

Cumulative effect of accounting
  change for income taxes
  (Note 9)                        26       -       -      -
                             ------- ------- --------------
Net income                   $    17 $    33 $    48$    33
                             ======= ======= ==============
Net income per share:

  Primary
    Income (loss) before cumulative
      effect of accounting change$  (.20)$   .76$  1.09$   .75

    Cumulative effect of accounting
      change for income taxes    .60       -       -      -
                             ------- ------- --------------
    Net income per share     $   .40 $   .76 $  1.09$   .75
                             ======= ======= ==============
  Fully diluted
    Income (loss) before cumulative
      effect of accounting change$  (.13)$   .71$  1.01$   .70

    Cumulative effect of accounting
      change for income taxes    .53       -       -      -
                             ------- ------- --------------
    Net income per share     $   .40 $   .71 $  1.01$   .70
                             ======= ======= ==============

Net income per share and primary and fully diluted weighted average shares are computed independently for each of the quarters presented. Therefore, the sum of the quarterly net income per share may not equal the per share total for the year.